UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

NEWCOURT ACQUISITION CORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF EXTRAORDINARY GENERAL MEETING
OF NEWCOURT ACQUISITION CORP

TO BE HELD ON JANUARY 22, 2024

To the Shareholders of Newcourt Acquisition Corp:

NOTICE IS HEREBY GIVEN that the extraordinary general meeting (the “EGM”) of Newcourt Acquisition Corp, a Cayman Islands exempted company (the “Company,” or “we,” “us” or “our”), will be held on January 22, 2024, at 1:00 p.m., Eastern time. For purposes of the Amended and Restated Memorandum and Articles of Association of the Company, the physical place of the EGM shall be at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017, United States of America. You will be able to attend, vote your shares, and submit questions during the EGM via a live webcast available at https://www.cstproxy.com/newcourtacquisition/ext2024. The EGM will be held for the sole purpose of considering and voting upon the following proposals:

1.	A proposal, by special resolution, to extend the date by which the Company must consummate an initial business combination from January 22, 2024 to a later date to be set forth in the definitive proxy statement to be filed by the Company (which extension and later date we refer to as the “Extension” and the “Extended Date,” respectively) by amending the Company’s Amended and Restated Memorandum and Articles of Association, as provided by the first resolution in the form to be set forth in Annex A to the definitive proxy statement (the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”);

2.	A proposal, by the affirmative vote of at least sixty-five percent (65%) of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together as a single class, to amend that certain investment management trust agreement, dated as of October 19, 2021, as amended on January 6, 2023 and July 11, 2023 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the Combination Period to the Extended Date (the “Trust Agreement Amendment,” and such proposal, the “Trust Agreement Amendment Proposal”); and

3.	A proposal, by ordinary resolution, to adjourn the EGM to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the EGM, there are insufficient votes to approve the Extension Amendment Proposal and the Trust Agreement Amendment Proposal (the “Adjournment Proposal” and, together with the Extension Amendment Proposal and the Trust Agreement Amendment Proposal, the “Proposals”).

Only shareholders of record of the Company as of the close of business on January 11, 2024, are entitled to notice of, and to vote at, the EGM or any adjournment or postponement thereof. Each share entitles the holder thereof to one vote.

Your vote is important. Proxy voting permits shareholders unable to attend the EGM to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card, or submit your proxy over the internet in accordance with the instructions on the enclosed proxy card or voting instruction card. You can change your voting instructions or revoke your proxy at any time prior to the EGM by following the instructions included in this notice and on the proxy card.

Even if you plan to attend the EGM in person online, it is strongly recommended that you complete and return your proxy card before the EGM date to ensure that your shares will be represented at the EGM if you are unable to attend. You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares. You may also access our proxy materials at the following website: https://www.cstproxy.com/newcourtacquisition/ext2024.

The Extension Amendment Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the holders of the issued and outstanding Ordinary Shares of the Company, who, being present in person (including virtually) or represented by proxy at the EGM or any adjournment thereof and entitled to vote on such matter, vote at the EGM.

The Trust Agreement Amendment Proposal, pursuant to the Trust Agreement, requires the affirmative vote of at least sixty-five percent (65%) of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together as a single class. Pursuant to the Trust Agreement, we are in discussions to obtain written consent from Cantor Fitzgerald & Co., as representatives of the underwriters (the “Underwriters”) of the initial public offering (the “IPO”).

The Adjournment Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the issued and outstanding Ordinary Shares of the Company, who, being present in person (including virtually) or represented by proxy at the EGM or any adjournment thereof and entitled to vote on such matter, vote at the EGM.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on the Proposals. Failure to vote by proxy or to vote in person at the EGM will have no effect on the outcome of the vote on the Proposals.

The Extension Amendment Proposal and the Trust Agreement Amendment Proposal are essential to the overall implementation of the plan of the board of directors of the Company (the “Board”) to extend the date by which the Company has to complete an initial business combination. The purpose of the Extension Amendment Proposal, the Trust Agreement Amendment Proposal and, if necessary, the Adjournment Proposal, is to allow us additional time to complete the proposed transactions (the “Proposed Business Combination”) pursuant to that certain Amended and Restated Business Combination Agreement dated August 31, 2023, by and among the Company, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp., and Psyence Biomed II Corp. (as amended from time to time, the “Business Combination Agreement”). Our Board believes that there may be insufficient time before January 22, 2024 to complete an initial business combination, including the Proposed Business Combination. Accordingly, the Board believes that, in order to be able to consummate an initial business combination, including the Proposed Business Combination, we may need to obtain the Extension. Therefore, the Board has determined that it is in the best interests of the Company and our shareholders to hold a vote to extend the date by which the Company has to consummate an initial business combination to the Extended Date in order for our shareholders to have the opportunity to participate in our future investment. For more information about the Proposed Business Combination, see the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 15, 2023 (as may be further amended or supplemented, the “Proxy Statement”).

If the Extension Amendment Proposal and the Trust Agreement Amendment Proposal are approved at the EGM, holders (“public shareholders”) of our Class A ordinary shares (“public shares”) issued in our IPO, who have not submitted redemption requests in connection with the Proposed Business Combination, may elect to redeem their public shares for a per-share price (the “Per Share Redemption Price”), payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, regardless of whether such public shareholder votes “FOR” or “AGAINST” the Extension Amendment Proposal or the Trust Agreement Amendment Proposal. If public shareholders do not choose to exercise their redemption rights in connection with the Extension, they will retain their right to redeem their public shares when the proposed initial business combination is submitted to shareholders, subject to any limitations set forth in our Amended and Restated Memorandum and Articles of Association. In addition, public shareholders who do not make the election would be entitled to have their public shares redeemed for cash if the Company has not completed an initial business combination by the Extended Date.

To exercise your redemption rights, you must tender or deliver your shares to the Company’s transfer agent prior to the EGM. You may tender your shares by either delivering your share certificate(s) (and any other redemption forms) to the transfer agent or by delivering your shares (and any other redemption forms) electronically using the Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

If the Extension Amendment Proposal and the Trust Agreement Amendment Proposal are not approved and we do not consummate an initial business combination by January 22, 2024 (which is 27 months from the closing of our IPO), in accordance with our Amended and Restated Memorandum and Articles of Association, we will cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, redeem all the outstanding public shares, at a per-share price, payable in case, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholder and the Board, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

Our Board has fixed the close of business on January 11, 2024 (the “Record Date”), as the date for determining the Company shareholders entitled to receive notice of and vote at the EGM and any adjournment thereof. Only holders of record of Ordinary Shares (as defined below) on that Record Date are entitled to have their votes counted at the EGM or any adjournment thereof. On the Record Date of the EGM, there were 8,788,021 Ordinary Shares, including 8,788,021 Class A ordinary shares and 0 Class B ordinary shares, outstanding.

This notice contains important information about the EGM and the Proposals. Please read it carefully and vote your shares.

Whether or not you plan to attend the EGM, we urge you to read this material and the definitive proxy statement to be filed by the Company in connection with the EGM carefully and vote your shares.

January 12, 2024	By Order of the Board of Directors,

/s/ Marc Balkin
Marc Balkin Chief Executive Officer and Director

IMPORTANT NOTICES

Important Information About the Business Combination and Where to Find It

This communication may be deemed to be solicitation material in respect of the Business Combination.

In connection with the proposed Business Combination, a Registration Statement on Form F-4 (the “Registration Statement”) was filed by Pubco with the SEC and includes the proxy statement/prospectus with respect to the proposed business combination. The Registration Statement was declared effective on November 13, 2023. The proxy statement/prospectus and other relevant documents were mailed to shareholders of NCAC as of November 13, 2023, the record date established for voting on the proposed business combination. Shareholders of NCAC and other interested persons are advised to read the proxy statement / prospectus and any other relevant documents that have been filed or will be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety because they will contain important information about NCAC, Psyence and the proposed business combination and the other parties thereto. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, by directing a written request to: Newcourt Acquisition Corp, 2201 Broadway, Suite 705, Oakland, CA 94612. These documents, once available, and NCAC’s annual and other reports filed with the SEC can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.

Forward-looking statements in this communication include statements regarding the intended closing of the proposed business combination, the meeting of the closing conditions to the proposed business combination, the trading of Pubco securities on the Nasdaq and the execution of the clinical trial within the context of palliative care. These forward looking statements are based on a number of assumptions, including the assumptions that the closing conditions to the proposed business combination will be met, that NCAC will obtain the necessary regulatory and shareholder approvals to complete the proposed business combination and that there will be access to capital to execute on Psyence’s strategy There are numerous risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others: the inability to complete the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination; demand for the Combined Company’s securities being less than anticipated; fluctuations in the price of NCAC’s ordinary shares, any further delays in the proposed business combination due to additional amendments to the Business Combination Agreement; and NCAC not raising the investment amount expected, or any funds at all. Actual results and future events could differ materially from those anticipated in such information. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by law, NCAC and Psyence do not intend to update these forward-looking statements.

NCAC and Psyence make no medical, treatment or health benefit claims about the Combined Company’s proposed products. The efficacy of psilocybin, psilocybin analogues, or other psychedelic compounds or nutraceutical products remains the subject of ongoing research. There is no assurance that the use of psilocybin, psilocybin analogues, or other psychedelic compounds or nutraceuticals can diagnose, treat, cure or prevent any disease or condition. Vigorous scientific research and clinical trials are needed. Psyence Biomed has not completed the clinical trials for the use of its proposed products. Any references to quality, consistency, efficacy, and safety of potential products do not imply that Psyence or the Combined Company verified such in clinical trials or that the Combined Company will complete such trials. If the Combined Company cannot obtain the approvals or research necessary to commercialize its business, it may have a material adverse effect on the Combined Company’s performance and operations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by NCAC and Pubco from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements speak only as of the date they are made, and NCAC and Psyence disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of developments occurring after the date of this communication or other circumstances. Forecasts and estimates regarding Psyence’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.